Exhibit 99.1
OpenText Reports Third Quarter Fiscal Year 2022 Financial Results
Strong Results Include Record Cloud and Annual Recurring Revenues
Third Quarter Highlights

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$882.3	$899.4	$734.5	$747.7	$401.9	$406.6
+5.9%	+8.0%	+6.2%	+8.1%	+13.0%	+14.3%
Annual Recurring Revenues represent 83% of Total Revenues

•Record Q3 revenues reflect strengthening market share and cloud driven organic growth(1)
•Total revenues up 5.9% Y/Y or up 8.0% in constant currency
•Cloud revenues up 13.0% Y/Y or up 14.3% in constant currency
•Continued investments in talent, innovation, digital marketing and global sales coverage
•Operating cash flows were $323.6 million and free cash flows(2) were $306.0 million
•GAAP-based net income of $74.7 million, down 18.4% Y/Y, margin of 8.5%, down 250 basis points Y/Y
•Adjusted EBITDA(2) of $284.5 million, margin of 32.2%
•GAAP-based diluted earnings per share (EPS) of $0.28, down 15.2% Y/Y
•Non-GAAP diluted EPS(2) of $0.70, down 6.7% Y/Y
•During the quarter, the Company repurchased and cancelled 1.0 million shares for $45.1 million under our share repurchase plans
Waterloo, ON, May 4, 2022 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), today announced its financial results for the third quarter ended March 31, 2022.

“OpenText delivered record Q3 revenues amidst the ever-changing dynamics of the global macro environment,” said Mark J. Barrenechea, OpenText CEO & CTO. “In Q3, total revenues grew 5.9% year-over-year to $882.3 million, supported by record Cloud revenues of $401.9 million, up 13.0% year-over-year. Annual Recurring Revenues, which represent 83% of total revenues, grew 6.2% year-over-year to a record $734.5 million. We have a unique opportunity to increase our investments and accelerate our cloud business, and we are planning on doing so.”

“Customers are seeking information-led transformations and this is reflective in the strength of our cloud bookings. We are seeing the results of our efforts as we help our customers to digitize, transform and grow. OpenText brings a complete and integrated suite of Information Management solutions to customers of all sizes, while providing the layers of defense needed to help organizations secure their users, end points, and networks in the face of ever-increasing cyber threats and ransomware. As we approach the end of the fiscal year, we remain on track to meet our targets and aspirations,” said Mr. Barrenechea.

“OpenText delivered a solid Q3 with adjusted EBITDA of $284.5 million and strong free cash flows of $306.0 million,” said OpenText EVP, CFO, Madhu Ranganathan. “Integration of the Zix acquisition is on track and our balance sheet remains strong. We continue to invest in talent, innovation, and technology to drive our growth strategy and are making demonstrable progress towards our long-term aspirational goals. With approximately $1.6 billion in cash as of March 31, 2022 and a net leverage ratio of 1.9x, we have the financial flexibility to continue to drive growth through product innovation, talent, go-to-market, and strategic acquisitions.”

(1) Organic revenue growth is calculated by removing the revenue contribution from newly acquired companies for the first year post acquisition.
(2) Please see note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.

Financial Highlights for Q3 Fiscal 2022 with Year Over Year Comparisons

Summary of Quarterly Results
(In millions, except per share data)	Q3 FY'22	Q3 FY'21	$ Change	% Change	Q3 FY'22 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$401.9	$355.8	$46.1	13.0%	$406.6	14.3%
Customer support	332.5	335.9	(3.4)	(1.0)%	341.1	1.5%
Total annual recurring revenues**	$734.5	$691.8	$42.7	6.2%	$747.7	8.1%
License	80.6	76.3	4.3	5.7%	82.7	8.4%
Professional service and other	67.2	64.9	2.3	3.6%	69.0	6.4%
Total revenues	$882.3	$832.9	$49.4	5.9%	$899.4	8.0%
GAAP-based operating income	$131.6	$152.4	($20.8)	(13.6)%	N/A	N/A
Non-GAAP-based operating income (1)	$262.2	$275.2	($13.0)	(4.7)%	$270.1	(1.9)%
GAAP-based net income attributable to OpenText	$74.7	$91.5	($16.8)	(18.4)%	N/A	N/A
GAAP-based EPS, diluted	$0.28	$0.33	($0.05)	(15.2)%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$0.70	$0.75	($0.05)	(6.7)%	$0.73	(2.7)%
Adjusted EBITDA (1)	$284.5	$297.1	($12.6)	(4.3)%	$292.5	(1.5)%
Operating cash flows	$323.6	$63.6	$260.0	409.0%	N/A	N/A
Free cash flows (1)	$306.0	$50.3	$255.7	508.8%	N/A	N/A

Summary of YTD Results
(In millions, except per share data)	FY'22 YTD	FY'21 YTD	$ Change	% Change	FY'22 YTD in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$1,123.4	$1,047.3	$76.1	7.3%	$1,124.8	7.4%
Customer support	1,002.6	999.8	2.8	0.3%	1,005.0	0.5%
Total annual recurring revenues**	$2,126.0	$2,047.1	$79.0	3.9%	$2,129.8	4.0%
License	263.7	252.2	11.5	4.6%	265.8	5.4%
Professional service and other	201.7	193.3	8.4	4.3%	202.5	4.7%
Total revenues	$2,591.4	$2,492.6	$98.8	4.0%	$2,598.0	4.2%
GAAP-based operating income	$507.2	$569.2	($62.0)	(10.9)%	N/A	N/A
Non-GAAP-based operating income (1)	$886.0	$936.1	($50.1)	(5.4)%	$896.0	(4.3)%
GAAP-based net income attributable to OpenText	$294.9	$129.4	$165.5	127.9%	N/A	N/A
GAAP-based EPS, diluted	$1.08	$0.47	$0.61	129.8%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$2.43	$2.59	($0.16)	(6.2)%	$2.46	(5.0)%
Adjusted EBITDA (1)	$951.4	$1,000.2	($48.9)	(4.9)%	$961.4	(3.9)%
Operating cash flows	$729.9	$579.9	$149.9	25.9%	N/A	N/A
Free cash flows (1)	$674.9	$543.7	$131.3	24.1%	N/A	N/A

(1) Please see note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.
*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Dividend Program
As part of our quarterly, non-cumulative cash dividend program, the Board declared on May 3, 2022, a cash dividend of $0.2209 per common share. The record date for this dividend is June 3, 2022 and the payment date is June 24, 2022. OpenText believes strongly in returning value to its shareholders and intends to maintain its dividend program. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.
Quarterly Business Highlights
•Key customer wins in the quarter include: Bank of France, Booz Allen Hamilton, Singapore Customs, Societe Generale, Ecopetrol, Philippine National Service of Investigation, Enedis, Lids Sports Group and Scale Computing
•OpenText announced Cloud Editions 22.1 featuring new and enhanced innovations
•OpenText held its 2022 Investor Day
•OpenText announced the 2022 BrightCloud® Threat Report
•OpenText recipient of 2022 SAP Pinnacle Award in Partner Solutions Success category
•OpenText showcased the latest eDiscovery innovations at Legalweek New York 2022
•OpenText showcased the latest Content Cloud innovations at AIIM2022
•OpenText hosted Supply Chain Summit 2022
•OpenText to host OpenText World Europe in-person on June 21-22

Summary of Quarterly Results
	Q3 FY'22	Q2 FY'22	Q3 FY'21	% Change (Q3 FY'22 vs Q2 FY'22)		% Change (Q3 FY'22 vs Q3 FY'21)
Revenue (millions)	$882.3	$876.8	$832.9	0.6%		5.9%
GAAP-based gross margin	68.9%	70.2%	68.6%	(130)	bps	30	bps
Non-GAAP-based gross margin (1)	74.5%	76.4%	75.2%	(190)	bps	(70)	bps
GAAP-based EPS, diluted	$0.28	$0.32	$0.33	(12.5)%		(15.2)%
Non-GAAP-based EPS, diluted (1)(2)	$0.70	$0.89	$0.75	(21.3)%		(6.7)%
(1) Please see note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Conference Call Information

OpenText posted a quarterly shareholder letter and investor presentation on its Investor Relations website at http://investors.opentext.com and invites the public to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/investor-events-and-presentations.

A replay of the call will be available beginning May 4, 2022 at 7:00 p.m. ET through 11:59 p.m. on May 18, 2022 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 8697 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release to Non-GAAP-based financial measures.

About OpenText

OpenText, The Information Company™, enables organizations to gain insight through market leading information management solutions, powered by OpenText Cloud Editions. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit opentext.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2022 (Fiscal 2022) on growth, future cloud growth and market share gains, future organic growth initiatives and deployment of capital, intention to maintain a dividend program, potential share repurchases pursuant to its share repurchase plans, future tax rates, new platform and product offerings, scaling OpenText to new levels in Fiscal 2022 and beyond, and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks and uncertainties such as those relating to the duration and severity of the COVID-19 pandemic, including any new strains or resurgences, as well as our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:
Harry E. Blount
Senior Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2022 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	March 31, 2022	June 30, 2021
ASSETS	(unaudited)
Cash and cash equivalents	$1,633,702	$1,607,306
Accounts receivable trade, net of allowance for credit losses of $16,439 as of March 31, 2022 and $22,151 as of June 30, 2021	429,877	438,547
Contract assets	25,481	25,344
Income taxes recoverable	20,781	32,312
Prepaid expenses and other current assets	122,616	98,551
Total current assets	2,232,457	2,202,060
Property and equipment	227,830	233,595
Operating lease right of use assets	217,684	234,532
Long-term contract assets	20,049	19,222
Goodwill	5,265,189	4,691,673
Acquired intangible assets	1,181,266	1,187,260
Deferred tax assets	717,345	796,738
Other assets	257,301	208,894
Long-term income taxes recoverable	43,518	35,362
Total assets	$10,162,639	$9,609,336
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$404,545	$423,592
Current portion of long-term debt	10,000	10,000
Operating lease liabilities	59,182	58,315
Deferred revenues	936,750	852,629
Income taxes payable	7,483	17,368
Total current liabilities	1,417,960	1,361,904
Long-term liabilities:
Accrued liabilities	16,631	28,830
Pension liability	76,364	74,511
Long-term debt	4,210,582	3,578,859
Long-term operating lease liabilities	203,101	224,453
Long-term deferred revenues	90,736	98,989
Long-term income taxes payable	35,206	34,113
Deferred tax liabilities	56,208	108,224
Total long-term liabilities	4,688,828	4,147,979
Shareholders' equity:
Share capital and additional paid-in capital
270,231,166 and 271,540,755 Common Shares issued and outstanding at March 31, 2022 and June 30, 2021, respectively; authorized Common Shares: unlimited	2,010,146	1,947,764
Accumulated other comprehensive income	17,266	66,238
Retained earnings	2,151,369	2,153,326
Treasury stock, at cost (2,776,420 and 1,567,664 shares at March 31, 2022 and June 30, 2021, respectively)	(124,033)	(69,386)
Total OpenText shareholders' equity	4,054,748	4,097,942
Non-controlling interests	1,103	1,511
Total shareholders' equity	4,055,851	4,099,453
Total liabilities and shareholders' equity	$10,162,639	$9,609,336

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Revenues:
Cloud services and subscriptions	$401,947	$355,845	$1,123,422	$1,047,285
Customer support	332,514	335,915	1,002,626	999,806
License	80,641	76,299	263,663	252,170
Professional service and other	67,181	64,872	201,679	193,327
Total revenues	882,283	832,931	2,591,390	2,492,588
Cost of revenues:
Cloud services and subscriptions	136,020	123,729	377,928	354,235
Customer support	31,763	30,953	90,914	89,815
License	3,196	2,810	10,906	9,601
Professional service and other	56,693	50,321	161,459	143,521
Amortization of acquired technology-based intangible assets	46,564	53,453	152,333	165,581
Total cost of revenues	274,236	261,266	793,540	762,753
Gross profit	608,047	571,665	1,797,850	1,729,835
Operating expenses:
Research and development	117,730	110,071	321,517	304,212
Sales and marketing	180,955	158,687	491,133	438,984
General and administrative	88,137	71,548	231,127	190,502
Depreciation	22,370	21,961	65,535	64,244
Amortization of acquired customer-based intangible assets	56,215	54,156	160,764	164,075
Special charges (recoveries)	11,031	2,846	20,592	(1,404)
Total operating expenses	476,438	419,269	1,290,668	1,160,613
Income from operations	131,609	152,396	507,182	569,222
Other income (expense), net	24,392	8,283	29,137	16,417
Interest and other related expense, net	(40,238)	(37,333)	(117,538)	(114,017)
Income before income taxes	115,763	123,346	418,781	471,622
Provision for income taxes	41,041	31,818	123,757	342,121
Net income for the period	$74,722	$91,528	$295,024	$129,501
Net (income) loss attributable to non-controlling interests	(41)	(38)	(130)	(112)
Net income attributable to OpenText	$74,681	$91,490	$294,894	$129,389
Earnings per share—basic attributable to OpenText	$0.28	$0.34	$1.09	$0.47
Earnings per share—diluted attributable to OpenText	$0.28	$0.33	$1.08	$0.47
Weighted average number of Common Shares outstanding—basic (in '000's)	270,693	272,832	271,623	272,414
Weighted average number of Common Shares outstanding—diluted (in '000's)	271,211	273,924	272,439	273,312

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Net income for the period	$74,722	$91,528	$295,024	$129,501
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	(13,073)	(12,568)	(44,512)	36,142
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax expense (recovery) effect of $233 and $246 for the three months ended March 31, 2022 and 2021, respectively; ($158) and $1,302 for the nine months ended March 31, 2022 and 2021, respectively	648	681	(334)	3,608
(Gain) loss reclassified into net income - net of tax (expense) recovery effect of $79 and ($399) for the three months ended March 31, 2022 and 2021, respectively; ($24) and ($682) for the nine months ended March 31, 2022 and 2021, respectively	219	(1,108)	(86)	(1,892)
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax expense (recovery) effect of ($579) and $944 for the three months ended March 31, 2022 and 2021, respectively; ($811) and ($413) for the nine months ended March 31, 2022 and 2021, respectively	(2,033)	344	(4,517)	(2,342)
Amortization of actuarial (gain) loss into net income - net of tax (expense) recovery effect of $66 and $95 for the three months ended March 31, 2022 and 2021, respectively; $134 and $275 for the nine months ended March 31, 2022 and 2021, respectively	156	249	477	733
Total other comprehensive income (loss) net, for the period	(14,083)	(12,402)	(48,972)	36,249
Total comprehensive income	60,639	79,126	246,052	165,750
Comprehensive (income) loss attributable to non-controlling interests	(41)	(38)	(130)	(112)
Total comprehensive income attributable to OpenText	$60,598	$79,088	$245,922	$165,638

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Three Months Ended March 31, 2022
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of December 31, 2021	271,006	$1,990,913	(1,476)	$(67,966)	$2,174,467	$31,349	$1,062	$4,129,825
Issuance of Common Shares
Under employee stock option plans	53	1,863	—	—	—	—	—	1,863
Under employee stock purchase plans	172	7,003	—	—	—	—	—	7,003
Share-based compensation	—	16,748	—	—	—	—	—	16,748
Purchase of treasury stock	—	—	(1,300)	(56,067)	—	—	—	(56,067)
Repurchase of Common Shares	(1,000)	(6,381)	—	—	(38,702)	—	—	(45,083)
Dividends declared ($0.2209 per Common Share)	—	—	—	—	(59,077)	—	—	(59,077)
Other comprehensive income (loss) - net	—	—	—	—	—	(14,083)	—	(14,083)
Net income for the period	—	—	—	—	74,681	—	41	74,722
Balance as of March 31, 2022	270,231	$2,010,146	(2,776)	$(124,033)	$2,151,369	$17,266	$1,103	$4,055,851

	Three Months Ended March 31, 2021
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of December 31, 2020	272,589	$1,889,857	(1,101)	$(47,555)	$2,093,076	$66,476	$1,393	$4,003,247
Issuance of Common Shares
Under employee stock option plans	219	8,270	—	—	—	—	—	8,270
Under employee stock purchase plans	165	6,421	—	—	—	—	—	6,421
Share-based compensation	—	12,357	—	—	—	—	—	12,357
Purchase of treasury stock	—	—	(490)	(22,977)	—	—	—	(22,977)
Issuance of treasury stock	—	(1,146)	23	1,146	—	—	—	—
Dividends declared ($0.2008 per Common Share)	—	—	—	—	(54,519)	—	—	(54,519)
Other comprehensive income (loss) - net	—	—	—	—	—	(12,402)	—	(12,402)
Net income for the period	—	—	—	—	91,490	—	38	91,528
Balance as of March 31, 2021	272,973	$1,915,759	(1,568)	$(69,386)	$2,130,047	$54,074	$1,431	$4,031,925

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Nine Months Ended March 31, 2022
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2021	271,541	$1,947,764	(1,568)	$(69,386)	$2,153,326	$66,238	$1,511	$4,099,453
Issuance of Common Shares
Under employee stock option plans	905	31,128	—	—	—	—	—	31,128
Under employee stock purchase plans	595	24,913	—	—	—	—	—	24,913
Share-based compensation	—	45,091	—	—	—	—	—	45,091
Purchase of treasury stock	—	—	(1,700)	(75,660)	—	—	—	(75,660)
Issuance of treasury stock	—	(21,013)	492	21,013	—	—	—	—
Repurchase of Common Shares	(2,810)	(17,879)	—	—	(118,238)	—	—	(136,117)
Dividends declared ($0.6627 per Common Share)	—	—	—	—	(178,613)	—	—	(178,613)
Other comprehensive income (loss) - net	—	—	—	—	—	(48,972)	—	(48,972)
Distribution to non-controlling interest	—	142	—	—	—	—	(538)	(396)
Net income for the period	—	—	—	—	294,894	—	130	295,024
Balance as of March 31, 2022	270,231	$2,010,146	(2,776)	$(124,033)	$2,151,369	$17,266	$1,103	$4,055,851

	Nine Months Ended March 31, 2021
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2020	271,863	$1,851,777	(622)	$(23,608)	$2,159,396	$17,825	$1,319	$4,006,709
Adoption of ASU 2016-13 - cumulative effect, net	—	—	—	—	(2,450)	—	—	(2,450)
Issuance of Common Shares
Under employee stock option plans	743	23,768	—	—	—	—	—	23,768
Under employee stock purchase plans	367	13,974	193	6,690	—	—	—	20,664
Share-based compensation	—	38,619	—	—	—	—	—	38,619
Purchase of treasury stock	—	—	(1,455)	(64,847)	—	—	—	(64,847)
Issuance of treasury stock	—	(12,379)	316	12,379	—	—	—	—
Dividends declared ($0.5762 per Common Share)	—	—	—	—	(156,288)	—	—	(156,288)
Other comprehensive income (loss) - net	—	—	—	—	—	36,249	—	36,249
Net income for the period	—	—	—	—	129,389	—	112	129,501
Balance as of March 31, 2021	272,973	$1,915,759	(1,568)	$(69,386)	$2,130,047	$54,074	$1,431	$4,031,925

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income for the period	$74,722	$91,528	$295,024	$129,501
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	125,149	129,570	378,632	393,900
Share-based compensation expense	16,748	12,357	45,091	38,619
Pension expense	1,868	1,550	4,883	4,670
Amortization of debt issuance costs	1,482	1,141	3,936	3,395
Loss on extinguishment of debt	—	—	27,413	—
Loss on sale and write down of property and equipment	58	1,026	96	1,979
Deferred taxes	22,440	447	43,332	80,844
Share in net (income) loss of equity investees	(27,746)	(11,765)	(59,103)	(20,020)
Changes in operating assets and liabilities:
Accounts receivable	17,241	54,345	68,428	87,072
Contract assets	(8,463)	(8,842)	(27,208)	(29,035)
Prepaid expenses and other current assets	(4,501)	(10,494)	(15,722)	(2,528)
Income taxes	(14,011)	(286,435)	(11,235)	(117,594)
Accounts payable and accrued liabilities	42,891	9,211	(65,738)	(27,327)
Deferred revenue	76,335	81,247	25,642	62,600
Other assets	(386)	2,232	16,527	765
Operating lease assets and liabilities, net	(270)	(3,546)	(128)	(26,910)
Net cash provided by operating activities	323,557	63,572	729,870	579,931
Cash flows from investing activities:
Additions of property and equipment	(17,590)	(13,311)	(54,937)	(36,267)
Purchase of Zix Corporation, net of cash acquired	(18,602)	—	(856,175)	—
Purchase of Bricata Inc.	—	—	(17,927)	—
Purchase of XMedius	—	—	—	444
Purchase of Dynamic Solutions Group Inc.	—	—	—	(371)
Other investing activities	(651)	(648)	(3,922)	(2,018)
Net cash used in investing activities	(36,843)	(13,959)	(932,961)	(38,212)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	10,788	16,603	56,476	45,780
Proceeds from long-term debt and Revolver	—	—	1,500,000	—
Repayment of long-term debt and Revolver	(2,500)	(2,500)	(857,500)	(607,500)
Debt extinguishment costs	—	—	(24,969)	—
Debt issuance costs	(1,812)	—	(17,159)	—
Repurchase of Common Shares	(45,083)	—	(136,117)	—
Purchase of treasury stock	(56,067)	(22,977)	(75,660)	(64,847)
Distribution to non-controlling interest	—	—	(396)	—
Payments of dividends to shareholders	(59,077)	(54,519)	(178,613)	(156,288)
Net cash provided by (used in) financing activities	(153,751)	(63,393)	266,062	(782,855)
Foreign exchange gain (loss) on cash held in foreign currencies	(11,207)	(11,218)	(36,920)	22,553
Increase (decrease) in cash, cash equivalents and restricted cash during the period	121,756	(24,998)	26,051	(218,583)
Cash, cash equivalents and restricted cash at beginning of the period	1,514,095	1,503,678	1,609,800	1,697,263
Cash, cash equivalents and restricted cash at end of the period	$1,635,851	$1,478,680	$1,635,851	$1,478,680

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

Reconciliation of cash, cash equivalents and restricted cash:	March 31, 2022	March 31, 2021
Cash and cash equivalents	$1,633,702	$1,475,626
Restricted cash (1)	2,149	3,054
Total cash, cash equivalents and restricted cash	$1,635,851	$1,478,680

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Condensed Consolidated Balance Sheets.

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income or earnings per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense.
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income, attributable to OpenText, excluding interest income (expense), provision for income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue.
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions and most recently in response to our return to office planning, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2022 (In thousands, except for per share data)
	Three Months Ended March 31, 2022
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$136,020		$(1,268)	(1)	$134,752
Customer support	31,763		(501)	(1)	31,262
Professional service and other	56,693		(907)	(1)	55,786
Amortization of acquired technology-based intangible assets	46,564		(46,564)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	608,047	68.9%	49,240	(3)	657,287	74.5%
Operating expenses
Research and development	117,730		(4,350)	(1)	113,380
Sales and marketing	180,955		(5,761)	(1)	175,194
General and administrative	88,137		(3,961)	(1)	84,176
Amortization of acquired customer-based intangible assets	56,215		(56,215)	(2)	—
Special charges (recoveries)	11,031		(11,031)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	131,609		130,558	(5)	262,167
Other income (expense), net	24,392		(24,392)	(6)	—
Provision for income taxes	41,041		(9,971)	(7)	31,070
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	74,681		116,137	(8)	190,818
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.28		$0.42	(8)	$0.70

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 35% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-

based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2022
		Per share diluted
GAAP-based net income, attributable to OpenText	$74,681	$0.28
Add:
Amortization	102,779	0.38
Share-based compensation	16,748	0.06
Special charges (recoveries)	11,031	0.04
Other (income) expense, net	(24,392)	(0.09)
GAAP-based provision for income taxes	41,041	0.15
Non-GAAP-based provision for income taxes	(31,070)	(0.12)
Non-GAAP-based net income, attributable to OpenText	$190,818	$0.70
Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2022
GAAP-based net income, attributable to OpenText	$74,681
Add:
Provision for income taxes	41,041
Interest and other related expense, net	40,238
Amortization of acquired technology-based intangible assets	46,564
Amortization of acquired customer-based intangible assets	56,215
Depreciation	22,370
Share-based compensation	16,748
Special charges (recoveries)	11,031
Other (income) expense, net	(24,392)
Adjusted EBITDA	$284,496

GAAP-based net income margin	8.5%
Adjusted EBITDA margin	32.2%
Reconciliation of Free cash flows

Three Months Ended March 31, 2022
GAAP-based cash flows provided by operating activities	$323,557
Add:
Capital expenditures (1)	(17,590)
Free cash flows	$305,967

(1) Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the nine months ended March 31, 2022 (In thousands, except for per share data)
	Nine Months Ended March 31, 2022
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$377,928		$(3,072)	(1)	$374,856
Customer support	90,914		(1,631)	(1)	89,283
Professional service and other	161,459		(2,275)	(1)	159,184
Amortization of acquired technology-based intangible assets	152,333		(152,333)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,797,850	69.4%	159,311	(3)	1,957,161	75.5%
Operating expenses
Research and development	321,517		(9,936)	(1)	311,581
Sales and marketing	491,133		(15,377)	(1)	475,756
General and administrative	231,127		(12,800)	(1)	218,327
Amortization of acquired customer-based intangible assets	160,764		(160,764)	(2)	—
Special charges (recoveries)	20,592		(20,592)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	507,182		378,780	(5)	885,962
Other income (expense), net	29,137		(29,137)	(6)	—
Provision for income taxes	123,757		(16,178)	(7)	107,579
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	294,894		365,821	(8)	660,715
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$1.08		$1.35	(8)	$2.43

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 30% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-

based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Nine Months Ended March 31, 2022
		Per share diluted
GAAP-based net income, attributable to OpenText	$294,894	$1.08
Add:
Amortization	313,097	1.15
Share-based compensation	45,091	0.17
Special charges (recoveries)	20,592	0.08
Other (income) expense, net	(29,137)	(0.11)
GAAP-based provision for income taxes	123,757	0.45
Non-GAAP-based provision for income taxes	(107,579)	(0.39)
Non-GAAP-based net income, attributable to OpenText	$660,715	$2.43
Reconciliation of Adjusted EBITDA

Nine Months Ended March 31, 2022
GAAP-based net income, attributable to OpenText	$294,894
Add:
Provision for income taxes	123,757
Interest and other related expense, net	117,538
Amortization of acquired technology-based intangible assets	152,333
Amortization of acquired customer-based intangible assets	160,764
Depreciation	65,535
Share-based compensation	45,091
Special charges (recoveries)	20,592
Other (income) expense, net	(29,137)
Adjusted EBITDA	$951,367

GAAP-based net income margin	11.4%
Adjusted EBITDA margin	36.7%
Reconciliation of Free cash flows

Nine Months Ended March 31, 2022
GAAP-based cash flows provided by operating activities	$729,870
Add:
Capital expenditures (1)	(54,937)
Free cash flows	$674,933

(1) Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2021 (In thousands, except for per share data)
	Three Months Ended December 31, 2021
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$122,129		$(897)	(1)	$121,232
Customer support	29,668		(409)	(1)	29,259
Professional service and other	53,041		(647)	(1)	52,394
Amortization of acquired technology-based intangible assets	52,602		(52,602)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	615,618	70.2%	54,555	(3)	670,173	76.4%
Operating expenses
Research and development	103,622		(2,652)	(1)	100,970
Sales and marketing	163,938		(5,006)	(1)	158,932
General and administrative	71,513		(4,798)	(1)	66,715
Amortization of acquired customer-based intangible assets	52,665		(52,665)	(2)	—
Special charges (recoveries)	9,217		(9,217)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	192,884		128,893	(5)	321,777
Other income (expense), net	(25,037)		25,037	(6)	—
Provision for income taxes	39,266		148	(7)	39,414
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	88,298		153,782	(8)	242,080
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.32		$0.57	(8)	$0.89

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 31% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-

based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended December 31, 2021
		Per share diluted
GAAP-based net income, attributable to OpenText	$88,298	$0.32
Add:
Amortization	105,267	0.39
Share-based compensation	14,409	0.05
Special charges (recoveries)	9,217	0.03
Other (income) expense, net	25,037	0.09
GAAP-based provision for income taxes	39,266	0.15
Non-GAAP-based provision for income taxes	(39,414)	(0.14)
Non-GAAP-based net income, attributable to OpenText	$242,080	$0.89
Reconciliation of Adjusted EBITDA

Three Months Ended December 31, 2021
GAAP-based net income, attributable to OpenText	$88,298
Add:
Provision for income taxes	39,266
Interest and other related expense, net	40,245
Amortization of acquired technology-based intangible assets	52,602
Amortization of acquired customer-based intangible assets	52,665
Depreciation	21,779
Share-based compensation	14,409
Special charges (recoveries)	9,217
Other (income) expense, net	25,037
Adjusted EBITDA	$343,518

GAAP-based net income margin	10.1%
Adjusted EBITDA margin	39.2%
Reconciliation of Free cash flows

Three Months Ended December 31, 2021
GAAP-based cash flows provided by operating activities	$216,644
Add:
Capital expenditures (1)	(10,635)
Free cash flows	$206,009

(1) Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2021 (In thousands, except for per share data)
	Three Months Ended March 31, 2021
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$123,729		$(505)	(1)	$123,224
Customer support	30,953		(464)	(1)	30,489
Professional service and other	50,321		(684)	(1)	49,637
Amortization of acquired technology-based intangible assets	53,453		(53,453)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	571,665	68.6%	55,106	(3)	626,771	75.2%
Operating expenses
Research and development	110,071		(2,146)	(1)	107,925
Sales and marketing	158,687		(4,580)	(1)	154,107
General and administrative	71,548		(3,978)	(1)	67,570
Amortization of acquired customer-based intangible assets	54,156		(54,156)	(2)	—
Special charges (recoveries)	2,846		(2,846)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	152,396		122,812	(5)	275,208
Other income (expense), net	8,283		(8,283)	(6)	—
Provision for income taxes	31,818		1,485	(7)	33,303
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	91,490		113,044	(8)	204,534
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.33		$0.42	(8)	$0.75

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 26% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-

based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2021
		Per share diluted
GAAP-based net income, attributable to OpenText	$91,490	$0.33
Add:
Amortization	107,609	0.39
Share-based compensation	12,357	0.05
Special charges (recoveries)	2,846	0.01
Other (income) expense, net	(8,283)	(0.03)
GAAP-based provision for income taxes	31,818	0.12
Non-GAAP-based provision for income taxes	(33,303)	(0.12)
Non-GAAP-based net income, attributable to OpenText	$204,534	$0.75

Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2021
GAAP-based net income, attributable to OpenText	$91,490
Add:
Provision for income taxes	31,818
Interest and other related expense, net	37,333
Amortization of acquired technology-based intangible assets	53,453
Amortization of acquired customer-based intangible assets	54,156
Depreciation	21,961
Share-based compensation	12,357
Special charges (recoveries)	2,846
Other (income) expense, net	(8,283)
Adjusted EBITDA	$297,131

GAAP-based net income margin	11.0%
Adjusted EBITDA margin	35.7%
Reconciliation of Free cash flows

Three Months Ended March 31, 2021
GAAP-based cash flows provided by operating activities	$63,572
Add:
Capital expenditures (1)	(13,311)
Free cash flows	$50,261

(1) Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the nine months ended March 31, 2021 (In thousands, except for per share data)
	Nine Months Ended March 31, 2021
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$354,235		$(2,484)	(1)	$351,751
Customer support	89,815		(1,405)	(1)	88,410
Professional service and other	143,521		(1,867)	(1)	141,654
Amortization of acquired technology-based intangible assets	165,581		(165,581)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,729,835	69.4%	171,337	(3)	1,901,172	76.3%
Operating expenses
Research and development	304,212		(7,195)	(1)	297,017
Sales and marketing	438,984		(13,594)	(1)	425,390
General and administrative	190,502		(12,074)	(1)	178,428
Amortization of acquired customer-based intangible assets	164,075		(164,075)	(2)	—
Special charges (recoveries)	(1,404)		1,404	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	569,222		366,871	(5)	936,093
Other income (expense), net	16,417		(16,417)	(6)	—
Provision for income taxes	342,121		(227,030)	(7)	115,091
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	129,389		577,484	(8)	706,873
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.47		$2.12	(8)	$2.59

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 73% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-

based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense. The GAAP-based tax provision rate for the nine months ended March 31, 2021 includes an income tax provision charge from IRS settlements partially offset by a tax benefit from the release of unrecognized tax benefits due to the conclusion of relevant tax audits that was recognized during the three months ended December 31, 2020.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Nine Months Ended March 31, 2021
		Per share diluted
GAAP-based net income, attributable to OpenText	$129,389	$0.47
Add:
Amortization	329,656	1.21
Share-based compensation	38,619	0.14
Special charges (recoveries)	(1,404)	(0.01)
Other (income) expense, net	(16,417)	(0.06)
GAAP-based provision for income taxes	342,121	1.26
Non-GAAP-based provision for income taxes	(115,091)	(0.42)
Non-GAAP-based net income, attributable to OpenText	$706,873	$2.59
Reconciliation of Adjusted EBITDA

Nine Months Ended March 31, 2021
GAAP-based net income, attributable to OpenText	$129,389
Add:
Provision for income taxes	342,121
Interest and other related expense, net	114,017
Amortization of acquired technology-based intangible assets	165,581
Amortization of acquired customer-based intangible assets	164,075
Depreciation	64,244
Share-based compensation	38,619
Special charges (recoveries)	(1,404)
Other (income) expense, net	(16,417)
Adjusted EBITDA	$1,000,225

GAAP-based net income margin	5.2%
Adjusted EBITDA margin	40.1%
Reconciliation of Free cash flows

Nine Months Ended March 31, 2021
GAAP-based cash flows provided by operating activities	$579,931
Add:
Capital expenditures (1)	(36,267)
Free cash flows	$543,664

(1) Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three and nine months ended March 31, 2022 and 2021:

	Three Months Ended March 31, 2022		Three Months Ended March 31, 2021
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	21%	12%	24%	14%
GBP	5%	5%	5%	6%
CAD	3%	14%	3%	11%
USD	63%	53%	60%	53%
Other	8%	16%	8%	16%
Total	100%	100%	100%	100%

	Nine Months Ended March 31, 2022		Nine Months Ended March 31, 2021
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	23%	13%	23%	14%
GBP	5%	6%	5%	5%
CAD	3%	14%	3%	10%
USD	61%	52%	61%	55%
Other	8%	15%	8%	16%
Total	100%	100%	100%	100%
(1) Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges (recoveries).